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                                                                    EXHIBIT 99.1


                              EAGLE BANCORP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints _________________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of common stock of Eagle Bancorp, Inc. ("Eagle"), par value $1.00 per share (the "Eagle Common Stock"), held of record by the undersigned on ________ __, 1998, at the Special Meeting of Shareholders to be held at ___ p.m., Statesboro time, on ________ __, 1998, at the main office of Eagle located at 335 South Main Street, Statesboro, Georgia.

    1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated as of June 30, 1998 and amended on September 29, 1998 (the "Merger Agreement"), by and between Eagle and PAB Bankshares, Inc. ("PAB"), pursuant to which, among other matters, (a) Eagle will merge with and into PAB and (b) the shares of Eagle Common Stock will be converted into the right to receive shares of PAB Common Stock, as described in the Proxy Statement/Prospectus dated _______ __, 1998.

       FOR [_]               AGAINST [_]            ABSTAIN [_]

    2. In their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    DATED:______________________________, 1998


    ___________________________________________
    Signature

    __________________________________________
    Signature if held jointly